Exhibit 23.2






                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-__________), pertaining to the 2001 and 2002 Stock Option Plans of Stockgroup Information Systems Inc., of our report dated February 25, 2002 (except for Notes 15[b] and [c] which are as of March 25, 2002), with respect to the consolidated financial statements of Stockgroup Information Systems Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
Vancouver, Canada,
May 9, 2002.                                               Chartered Accountants


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